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                                                                    Exhibit 23.1


Lazar Levine & Felix LLP



                         CONSENT OF INDEPENDENT AUDITORS


         We consent to incorporation by reference in the Registration Statement on Form S-3 in connection with the registration under the Securities Act of 1933, as amended, of 150,000 shares of common stock of PTN Media, Inc. of our report dated April 12, 2000, with respect to the financial statement of PTN Media, Inc. as and for the years ended December 1999 and 1998, including the consolidated balance sheet of PTN Media, Inc. and subsidiary (a development stage company) as of December 31, 1999 and 1998, and the related statements of operations, shareholders' equity (deficit), and cash flows for each of the two years in the period ended December 31, 1999 and the period from May 27, 1997 (inception) to December 31, 1999 and to the reference to our firm under the caption "Experts" in this Registration Statement.


                                               /s/ Lazar Levine & Felix LLP

New York, New York
December 5, 2000